EX-23.1

Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMCON Distributing Company on Form S-8 of our reports dated December 26, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of AMCON Distributing Company for the year ended September 28, 2001.




DELOITTE & TOUCHE LLP
Omaha, Nebraska
December 27, 2001